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                                                                EXHIBIT 22.2


                               FORM OF VFSC PROXY


                                 (FRONT OF CARD)


                        VERMONT FINANCIAL SERVICES CORP.

               Proxy Solicited on Behalf of the Board of Directors



     The undersigned hereby appoints John D. Hashagen, Jr., Anthony F. Abatiell and Richard O. Madden, and each of them, attorneys and proxies with full power of substitution in each, to vote all of the stock of Vermont Financial Services Corp. (the "Company") which the undersigned is/are entitled to vote at the Special Meeting of Stockholders of the Company to be held at The Woodstock Inn, Woodstock, Vermont, on __________, 1997 at 10:00 a.m. and at any and all adjournments thereof. All powers may be exercised by a majority of said proxyholders or substitutes voting or acting, or if only one votes and acts, by that one. Receipt of the Company's joint Proxy Statement-Prospectus dated __________, 1997 (the "Proxy Statement") is acknowledged. If not revoked, this Proxy shall be voted, unless authority specifically to the contrary is provided, as specified below, and as to any other business which may legally come before the meeting, in accordance with the recommendation of the Board of Directors. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED "FOR" THE FOLLOWING
PROPOSAL:

     1. To approve and adopt an Agreement and Plan of Reorganization dated November 13, 1996, as amended (the "Merger Agreement"), by and among the Company, Eastern Bancorp, Inc. ("Eastern") and Vermont Federal Bank, FSB, and each of the transactions contemplated thereby, pursuant to which, among other things, Eastern will be merged with and into the Company and stockholders of Eastern will receive consideration of cash and/or a certain number of shares of Company Common Stock, $1.00 par value, in exchange for their shares of Eastern Common Stock, $0.01 par value, to be determined according to the Exchange Ratio as set forth and defined in the Merger Agreement.


      [  ]    FOR          [  ]       AGAINST        [  ]      ABSTAIN


     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

                                                                         (over)


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                                 (BACK OF CARD)


                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                           A VOTE "FOR" ITEM #1 ABOVE

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
                      MAY BE REVOKED PRIOR TO ITS EXERCISE



                                      Date _____________________________________

                                      __________________________________________

                                      __________________________________________

                                      __________________________________________



                                      Please sign here exactly as name(s)
                                      appear(s) on the left. When signing as
                                      attorney, executor, administrator,
                                      trustee, guardian, or in any other
                                      fiduciary capacity, give full title. If
                                      more than one person acts as trustee, all should sign. ALL JOINT OWNERS MUST SIGN.


     [ ]    I/we plan to attend the Special Meeting: _______________ Number


             PLEASE MARK (ON REVERSE SIDE), SIGN AND DATE, AND MAIL
                      IN THE ENCLOSED POSTAGE PAID ENVELOPE